                                  Exhibit 23.2
                                  ------------



Consent of Independent Certified Public Accountants



Sedona Corporation
Limerick, Pennsylvania

We hereby consent to the incorporation by reference into Registration Statement on Form S-3 and related prospectus for the registration of 1,176,726 shares of common stock of our report dated March 13, 1998, except for Note 14 which is dated March 27, 1998, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997 of Sedona Corporation (formerly Scan-Graphics, Inc.) included in the Company's Annual Report of Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                            /s/ BDO Seidman, LLP
                                            ------------------------------------
                                            BDO Seidman, LLP


Philadelphia, Pennsylvania
June 5, 2000